UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of Principal Executive Offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Omnibus Amendment

On September 2, 2008, Windswept Environmental Group, Inc. (the “Company”) entered into an Omnibus Amendment (the “Omnibus Amendment”) with Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Valens U.S. SPV I, LLC (“Valens” and together with Valens Offshore and PSource, the “Holders”) and LV Administrative Services, Inc., as agent for the benefit of each of the Holders (the “Agent”). The Omnibus Amendment amends the Amended and Restated Secured Convertible Term Note, dated September 29, 2006 (the “Note”), issued by the Company to Laurus Master Fund, Ltd. and subsequently assigned to the Holders.

Pursuant to the Omnibus Amendment, each of the Holders and the Company agreed to the deferral of payment of the monthly amount (i.e. $100,000) due under the Note on September 2, 2008 (the “Deferred Amount”). The Company agreed to pay the Deferred Amount as well as the past due amount of $19,041.83 on the earlier of (i) the date that the Company receives any payment from past or current litigation involving the Company or (ii) November 1, 2008. In consideration of the Deferred Amount, the Company has agreed to pay $35,000 as additional interest to the Holders, which is to be paid on the date upon which the Company is required to repay the outstanding balance of the Note.

The foregoing description is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement

On September 3, 2008, the Company entered into a Letter Agreement with the Holders. As evidenced above, the Holders have made several term loans to the Company under prior existing notes, and the aggregate outstanding principal amount of such previous notes is $6,320,028.14. Pursuant to the Letter Agreement, the Holders made an additional advance to the Company in the amount of $250,000. The Letter Agreement also required the Company to pay a non-refundable payment of $3,750 plus reasonable expenses (including legal fees and expenses) to Valens Capital Management, LLC, as investment manager of the Holders.

To evidence the additional advance, the Company entered into three Demand Notes (“Demand Notes”), dated September 3, 2008, with each of the Holders for the following amounts: (1) Valens for $9,948.00; (2) Valens Offshore for $37,737.00; and (3) PSource for $207,315.00. The total amount of all three Demand Notes is $255,000, which includes original issue discount of $5,000. Upon demand, the Company shall pay to the Holders the principal amount indicated in the prior sentence along with interest on the unpaid principal balance computed from the date of the Demand Note at 20% per annum. The obligations under the Demand Notes are secured by the liens and the security interests in the Collateral as such term is defined in the Master Security Agreement, dated June 30, 2005, by and among the Company, Trade-Winds Environmental Group, Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., and the Holders.

To induce the Holders to purchase the Demand Notes, Michael O’Reilly, Chairman of the Board, President and Chief Executive Officer of the Company, in his individual capacity (“Guarantor”), entered into a Guaranty (“Guaranty”), dated September 3, 2008, with the Holders and the Agent, which is secured by a ship owned by Guarantor. Pursuant to the Guaranty, the Guarantor unconditionally guarantied to the Holders the prompt payment when due of all present and future obligations and liabilities arising out of the Demand Notes.

Lastly, on September 3, 2008, Agent furnished a Further Assurances Letter (“Further Assurances Letter”) to the Company, agreeing that certain closing requirements may be waived, in whole or in part, as conditions to disbursement of the funds under the Letter Agreement; provided, however, that such closing requirements are to be performed after the disbursement of funds. A failure to meet such closing requirements shall constitute a default under the loan documentation.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, the Demand Notes, the Guaranty, and the Further Assurances Letter, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5 respectively, and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

10.1	Omnibus Amendment
10.2	Letter Agreement
10.3	Demand Notes
10.4	Guaranty
10.5	Further Assurances Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: September 11, 2008

Exhibit Index

10.1	Omnibus Amendment
10.2	Letter Agreement
10.3	Demand Notes
10.4	Guaranty
10.5	Further Assurances Letter